SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS  SECOND  AMENDMENT  TO AMENDED AND  RESTATED  CREDIT  AGREEMENT  (this
"Amendment") is entered into as of April 30, 2003, by and between BARRETT BUSINESS SERVICES, INC., a Maryland corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

     A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of September 2, 2002, as amended from time to time ("Credit Agreement").

     B. Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a line of credit in the maximum principal amount of Eleven Million Dollars ($11,000,000.00) (the "Prior Line of Credit"), which is evidenced by that certain Revolving Line of Credit Note dated September 2, 2002, as modified from time to time (the "Prior Line of Credit Note"). The Line of Credit Note shall mature and become due and payable in full on April 30, 2003 and as of April 10, 2003, the outstanding principal balance under the Prior Line of Credit is $1,370,307.89, plus accrued but unpaid interest.

     C. Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a term loan in the original principal amount of Six Hundred Ninety-three Thousand Seven Hundred Fifty Dollars ($693,750.00) (the "Term Loan"), which is evidenced by that certain Promissory Note dated August 12, 1993, as modified from time to time (the "Term Note"). The Term Note shall mature and become due and payable in full on August 1, 2003 and as of April 10, 2003, the outstanding principal balance under the Term Loan is $329,706.75, plus accrued but unpaid interest.

     D. Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions described herein, the parties hereto agree that the Credit Agreement shall be amended as follows; provided, however, that nothing shall terminate any security interests, or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

     1. Amendment to Section 1.1(a). The first and second sentences of Section 1.1(a) of the Credit Agreement are hereby deleted in their entirety, and the following substituted therefore:

                           "(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including March 31, 2004 not to exceed at any time the aggregate principal amount of Eight Million Dollars ($8,000,000.00) ("Line of Credit"), the proceeds of which shall be used to pay in full the Prior Line of Credit and to


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

     finance Borrower's working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all the terms of which are incorporated herein by this reference."

     2. Amendment to Section 1.1(b). The first sentence of section 1.1(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefore:

                           "(b) Limitation on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of: (i) eighty-five percent (85%) of the Borrower's eligible billed accounts receivable, plus (ii) sixty-five percent (65%) of Borrower's eligible unbilled accounts receivable (not to exceed $1,500,000.00), plus (iii) only until June 30, 2003 seventy-five percent (75%) of the appraised value of Borrower's real property collateral granted to Bank (in Section 1.5 Collateral below) minus amount outstanding under the Term Note."

     3. Amendment to Section 1.1(c). The number "Five Million Five Hundred Thousand Dollars ($5,500,000.00)" in Section 1.1(c) of the Credit Agreement is hereby deleted and "Five Million Dollars ($5,000,000.00)" is hereby substituted therefore.

     4. Amendment to Section 4.3(a). The following is hereby added to Section 4.3(a) of the Credit Agreement after the word Commission: ", provided however that the audited financial statements of Borrower for the 2002 fiscal year end shall be delivered to Bank on or before April 30, 2003".

     5. Amendment to Sections 4.3(e) and (f). Section 4.3(e) of the Credit Agreement is hereby deleted in its entirety with no substitution and Section 4.3(f) of the Credit Agreement is hereby renumbered as Section 4.3(e).

     6. Amendment to Section 4.9. Section 4.9 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

                           "SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

                           (a)  Current  Ratio not at any time less than 1.10 to
        1.0 from the date hereof through June 29, 2003 and Current Ratio not at any time less than 1.15 to 1.0 from and after June 30, 2003, with "Current Ratio" defined as total current assets divided by total current liabilities.

                           (b) EBITDA not less than negative $700,000.00 as of fiscal quarter ending March 31, 2003, not less than negative $350,000.00 as of fiscal quarter ending June 30, 2003; not less than $250,000.00 as of fiscal quarter ending September 30, 2003, and not less than $1,500,000.00 as of the fiscal quarter ending December 31, 2003



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

        and thereafter, measured on a trailing four-quarter basis, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

                           (c) Funded Debt to EBITDA  Ratio not more than 4.0 to
        1.0 as of September 30, 2003 and not more than 2.25 to 1.0 as of December 31, 2003 and thereafter, measured on a rolling four-quarter basis with "Funded Debt" defined as all borrowed funds plus the amount of all capitalized lease obligations of Borrower, "EBITDA" as defined above and "Funded Debt to EBITDA Ratio" defined as Funded Debt divided by EBITDA.

                           (d) EBITDA Coverage Ratio not less than 1.0 to 1.0 as of September 30, 2003 and not less than 1.75 to 1.0 as of December 31, 2003, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt."

     7. Restructuring Fee. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $36,667.00 (the "Restructuring Fee").

     8. Conditions Precedent. The obligation of Bank to amend the terms and conditions of the Credit Agreement as provided herein, is subject to the fulfillment to Bank's satisfaction of all of the following conditions by no later than April 30, 2003:

     (a) Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

         (i)  This Amendment.
         (ii) Line of Credit Note with attached addendum.
         (iii)Two Modifications to Deeds of Trust.
         (iv) Such other documents as Bank may require under any other section of this Amendment.

     (b) Restructuring Fee. Bank shall have received the Restructuring Fee in immediately available funds.

     (c) Title. Bank shall have received datedown endorsements to its original policies of title insurance, insuring that the priority and enforceability of each of Bank's Mortgage or Deed of Trust is unaffected by this Amendment and shall remain in full force and effect, subject only to such exceptions as Bank shall approve in its discretion and issued by a title company acceptable to Bank, with the cost of such endorsements to be paid by Borrower.

     (d) Other Fees and Costs. In addition to Borrower's obligations under the Credit

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

Agreement and the other Loan Documents, Borrower shall have paid to Bank the full amount of all costs and expenses, including reasonable attorneys' fees (including the allocated costs of Bank's in-house counsel) expended or incurred by Bank in connection with the negotiation and preparation of this Amendment, for which Bank has made demand.

     (d) Interest. Interest under the Line of Credit Note shall have been paid current.

     (e) Interest and Principal. Interest and principal under the Term Note shall have been paid current.

     (f) Letters of Credit. Outstanding standby letters of credit issued under the Line of Credit shall have been retired and or reduced such that aggregate amount of standby letters of credit issued under the Line of Credit shall be $5,000,000.00 or less.

     9. General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower hereby agrees as follows ("General Release"):

     (a) Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge Bank, all of Bank's predecessors in interest, and all of Bank's past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a "Released Claim" and collectively, the "Released Claims"), that Borrower now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; (ii) the date that Borrower has executed and delivered this Amendment to Bank (hereafter, the "Release Date"), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank's predecessors in interest, to Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

     (b) Borrower hereby acknowledges, represents and warrants to Bank that it agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under any state or local laws or statutes with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

     (c) Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower may have as of the Release Date. Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this General Release.

     (d) Borrower hereby specifically acknowledges and agrees that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any


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


liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

     10. Miscellaneous. Except as specifically provided herein, all terms and conditions of the Credit Agreement shall remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment.

     11. Reaffirmation; Certification. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                              WELLS FARGO BANK,
BARRETT BUSINESS SERVICES, INC.                NATIONAL ASSOCIATION


By: /s/ Michael D. Mulholland                 By: /s/ Stephen J. Day
    ----------------------------                  -------------------------
Title: Vice President-Finance                     Stephen J. Day
                                                  Vice President

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